Exhibit 1.01

Conflict Minerals Report of Donaldson Company, Inc.
In accord with Rule 13p-1 under the Securities Exchange Act of 1934

1.	Introduction and Summary

This report for the year ended December 31st 2017 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements pursuant to Section 13(p) of the Securities and Exchange Act of 1934 (“Section 13(p)”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The term “conflict minerals” is defined in Section 13(p) as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, as limited by the Rule, tin, tantalum, tungsten, and gold (“Conflict Minerals”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC. These requirements apply to registrants regardless of the geographic origin of the Conflict Minerals or whether they fund armed conflict.

Donaldson Company, Inc. (“Donaldson” or “the Company”) determined that Conflict Minerals were necessary to the functionality or production of products that we manufactured or contracted to be manufactured during the 2017 calendar year. Therefore, Donaldson conducted a reasonable country of origin inquiry (“RCOI”) in good faith to determine whether any of the Conflict Minerals in its products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”). Based on its RCOI, Donaldson has concluded that it cannot exclude the possibility that its products contain Conflict Minerals that originated in the Covered Countries and, therefore, in accordance with the Rule, performed due diligence on the source and chain of custody of the Conflict Minerals in question to determine whether its products are “DRC Conflict Free”. Donaldson designed its due diligence measures to conform, in all material respects, with the nationally recognized due diligence framework in The Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, second edition and the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”). As a result of our due diligence efforts, the Company has concluded some of the Conflict Minerals for the Company’s products originated in, or may have originated in, the Covered Countries and were not from recycled or scrap sources. The Company did not receive responses from all companies in its supply chain and most of the responses were at the company or division level.

2.	Company Overview

Founded in 1915, Donaldson Company, Inc. (“Donaldson” or “the Company”) is a global leader in the filtration industry with sales, manufacturing, and distribution locations around the world. Donaldson’s innovative technologies are designed to solve complex filtration challenges and enhance customers’ equipment.

3.	Product Description

The Company has two reporting segments: Engine Products and Industrial Products. Products in the Engine Products segment consist of replacement filters for both air and liquid filtration applications, air filtration systems, liquid filtration systems for fuel, lube and hydraulic applications, and exhaust and emissions systems. The Engine Products segment sells to original equipment manufacturers (“OEMs”) in the construction, mining, agriculture, aerospace, defense, and truck end markets and to independent distributors, OEM dealer networks, private label accounts, and large equipment fleets. Products in the Industrial Products segment consist of dust, fume, and mist collectors, compressed air purification systems, air filtration systems for gas turbines, polytetrafluoroethylene (PTFE) membrane-based products, and specialized air and gas filtration systems for applications including hard disk drives and semi-conductor manufacturing. The Industrial Products segment sells to various dealers, distributors, OEMs of gas-fired turbines, and OEMs and end users requiring clean air filtration solutions and replacement filters.

The Company manufactures and contracts to manufacture products containing Conflict Minerals. Conflict Minerals were identified in products from both of the Company’s reporting segments, Engine Products and Industrial Products.

The Company has adopted a Conflict Minerals Policy articulating our conflict minerals supply chain due diligence process and our commitment to our reporting obligations regarding conflict minerals:

Conflict Minerals Policy
The ongoing conflict in the Democratic Republic of the Congo (DRC) is fueled in part from trade of “conflict minerals,” which are defined as tantalum, tin, tungsten, and gold or any of their derivatives. Donaldson will work with our supply chain partners to take reasonable steps to assure Conflict Minerals are not sourced by Donaldson or our supply chain partners in a way that would directly or indirectly benefit armed groups responsible for serious human rights abuses in the DRC or adjoining countries. Donaldson expects that our suppliers will comply with our requests to provide statements and perform due diligence about the source of any Conflict Minerals in their products which are provided to us.

The Conflict Minerals policy is posted on the Company’s website:
https://secure.ethicspoint.com/domain/media/en/gui/19744/minerals.pdf

4.	Reasonable Country of Origin Inquiry

The Company developed a supply chain transparency program utilizing internal resources and a third-party vendor to allow for the identification of each Smelter or Refiner (SOR) in the suppliers’ mineral supply chains.

Suppliers received an email via the third-party vendor system describing the compliance requirements and requesting Conflict Minerals, SOR information and also included instructions for providing requested supply chain information. Suppliers were requested to provide such SOR information through the Responsible Business Alliance - RBA and Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (“CMRT”), version 5.01 or higher.
An escalation process was initiated for suppliers who continued to be non-responsive after the above contacts were made. This process included direct emails to the non-responsive suppliers.

Following the suppliers’ submission of their CMRT, a data validation process was employed to increase the accuracy of submissions and identify contradictory answers in the CMRT. Suppliers were then contacted to address items such as the following:

·	Incomplete data including missing SORs

·	Responses that indicated a sourcing location without complete supporting information

Certain of the responses provided by suppliers on the CMRT included the names of facilities listed by the suppliers as smelters or refiners. The Company does not typically have a direct relationship with Conflict Minerals smelters and refiners and does not perform or direct audits of these entities within our supply chain. The Company’s third-party vendor compared the facilities listed in the responses to the list of smelters maintained by the Responsible Minerals Initiative (RMI). If a supplier indicated that the facility was certified as “Conflict-Free,” the third-party vendor confirmed that the name was listed by RMI. Organizations that were identified by suppliers as SORs, but were invalid or undetermined, were contacted directly to clarify their status as an SOR.

Smelters and Refiners
Attached as Appendix A is a list of all of the validated SORs as identified by the Company’s supply chain in their submitted CMRTs that appear on the RMI list. Because most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which SORs listed on Appendix A actually processed the Conflict Minerals contained in our products. Therefore, our list of processing SORs disclosed in Appendix A may contain more facilities than those that actually processed the Conflict Minerals contained in our products.

Country of Origin
Attached as Appendix B is a list of the countries of origin as identified by the RMI for the SORs included in Appendix A.

5.	Due Diligence

The Company’s due diligence process is based on the Organization for Economic Cooperation and Development’s (“OECD’s”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, second edition and accompanying Supplements. It is important to note that the OECD Guidance was written for both upstream and downstream companies in the supply chain. Upstream companies refer to those between the mines and SORs. As such, the companies typically include mine operators, local traders, or exporters from the country of mineral origin, international concentrate traders, and SORs. Downstream companies refer to those entities between the SOR and retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, OEMs, and retailers. As the Company is a downstream company in the supply chain, its due diligence practices were tailored accordingly.

A summary of the due diligence measures undertaken by the Company is below:

Establish strong company management systems:

Internal Team
The Company’s management systems for Conflict Minerals covering the 2017 calendar year were sponsored by a Steering Committee whose members included the Senior Vice President and Chief Financial Officer, Vice President and General Counsel, Vice President Global Operations, Senior Vice President Industrial Products and Senior Vice President Engine Products. Steering Committee members provide reports directly to the Audit Committee of the Board of Directors. The Steering Committee was supported by a Process Development Team consisting of subject matter experts from relevant functions such as Legal, Materials Compliance, Purchasing, Sales, Engineering, and Internal Audit.

Conflict Minerals Policy
The Company’s Conflict Minerals policy is publicly available at:
https://secure.ethicspoint.com/domain/media/en/gui/19744/minerals.pdf

Control Systems
Since we do not typically have a direct relationship with Conflict Minerals smelters and refiners, we are engaged and actively cooperate with other major manufacturers in our business sector and other sectors, through our own efforts and those organized by trade associations. We also participate in or actively monitor the following industry-wide initiatives to disclose upstream parties in the supply chain: Member of the Responsible Business Alliance - RBA-GeSI Responsible Minerals Initiative (RMI) as well as other manufacturing industry consortiums including the National Association of Manufacturers (NAM), and the Manufacturers Alliance for Productivity and Innovation (MAPI).
Controls include, but are not limited to, our Code of Conduct, which outlines expected behaviors for all Donaldson employees and third parties doing business with Donaldson, and our Policy regarding Conflict Minerals.

Supplier Engagement
With respect to the OECD requirement to strengthen engagement with suppliers, we have utilized the CMRT version 5.01 or higher and a third-party vendor’s web-based reporting tool for collecting Conflict Minerals declarations from our supply base. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests. We continue to observe that a great deal of follow-up has been required with suppliers to educate them on the Rule, Donaldson’s Conflict Minerals policy, and our expectations for their supply chain due diligence and reporting.

This year, we put a strong emphasis on supplier education and training. To accomplish this, we utilized a third party educational tool and provided all in-scope suppliers access to the Conflict Minerals training course. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course.

Grievance Mechanism
The Company continues to maintain a secured, third-party hosted, Company-level grievance mechanism accessible via the Company’s website: https://secure.ethicspoint.com/domain/media/en/gui/19744/index.html

Maintain Records
The Company maintained a policy that documentation related to our Conflict Minerals compliance process will be retained for a period of at least five years.

Identify and assess risks in the supply chain:

The SORs and countries of origin listed by suppliers were matched against a database of verified SORs and associated mines. Verified SORs were matched against available lists of processors that have been certified by RMI’s internationally-recognized industry validation scheme, the Responsible Minerals Assurance Process - RMAP.
If the SOR was not certified by the RMAP, research was conducted to gain more information about the SOR’s sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SOR had taken to track the chain-of-custody on the source of its mineral ores.

Based on the smelter lists provided by suppliers via the CMRTs and the RMI-provided SOR sourcing information, the Company is aware that, in their supply chain, there are twenty-three identified smelters sourcing from the Covered Countries that are certified conflict-free and a number of other smelters sourcing from other countries that are not disclosed at this time but are also certified conflict-free smelters. Many of the responses provided by suppliers are at the company or division level indicating they are still unable to provide SORs specific to the materials supplied to Donaldson.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters not being certified DRC-Conflict Free pose a risk to the Supply Chain. Each facility that meets the RMI definition of a smelter or refiner of a Conflict Mineral is assigned a risk of high, medium or low based on three scoring criteria:

•	Geographic proximity to the DRC and covered countries;

•	Responsible Minerals Assurance Process - RMAP audit status;

•	Known or plausible evidence of unethical or conflict sourcing.

Per these criteria the following facilities have been identified as being of highest concern to the supply chain:

•	Tony Goetz NV - CID002587

•	Kaloti Precious Metals - CID002563

•	Universal Precious Metals Refining Zambia - CID002854

•	Fidelity Printers and Refiners - CID002515

•	Sudan Gold Refinery - CID002567

•	African Gold Refinery Limited (AGR) - CID003185

When these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Through our third-party vendor, submissions that include any of the above facilities immediately receive a response instructing the supplier to take their own risk mitigation actions, including submission of product-specific CMRT to better identify the connection to products that they supply to Donaldson.
Additionally, suppliers are evaluated on program strength, which further assists in identifying risk in the supply chain. At this stage in Conflict Minerals compliance it is well-known that many companies are in the middle of the process and do not have many answers beyond “unknown”. It has been decided that penalizing or failing them for working through the process is likely not the best approach as it does not meet the goals or spirit of the Rule; however, evaluating and tracking the strength of the program does meet the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:

•	Does the supplier have a policy in place that includes DRC conflict-free sourcing?

•	Has the supplier implemented due diligence measures for conflict-free sourcing?

•	Does the supplier verify due diligence information received from its suppliers?

•	Does the supplier’s verification process include corrective action management?

When a supplier meets these criteria, the supplier is deemed to have a strong program. When a supplier does not meet these criteria, the supplier is deemed to have a weaker program.
We calculate supplier risk based on the chances that a supplier provides Conflict Minerals that may originate from non-conflict free sources. The value of this risk is calculated based on the risk ratings of the SORs declared by that supplier on their CMRT.
As part of our risk management plan and to ensure suppliers understand our expectations, we have, through our third party, provided video and written training on Conflict Minerals and the CMRT. This training includes instructions on completing the form and one-on-one email and phone discussions with supplier personnel.

Design and implement a strategy to respond to identified risks:

The Company, in conjunction with a third-party vendor, identified, assessed, and responded to risks in the supply chain. The status of this process is reported on a regular basis to the Company’s senior management.

The Company worked with its third-party vendor to help improve the quality of the information provided to the Company by its supply chain and to help strengthen its Conflict Minerals programs through education and direct support. Where SOR risks were identified the actions taken were consistent with the Company’s Conflict Minerals policy.

As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the goal of progressive elimination of these risks from the supply chain. In addition, suppliers are guided to the educational tools available through our third-party vendor to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

Carry out independent third-party audit of smelter/refiners’ due diligence practices:

The Company does not have any direct relationship with SORs and does not perform or direct audits on SORs identified by our supply chain. Instead Donaldson relies on third-party audits performed by an internationally-recognized validation organization. Donaldson is a member of RMI and therefore has access to RMI’s audit program.

Report annually on supply chain due diligence:

The Form Specialized Disclosure (“Form SD”) and CMR are contained herein and are publicly available at https://ir.donaldson.com/financial-information/sec-filings/default.aspx

The Company believes that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the Conflict Minerals in our Covered Products (the products purchased or manufactured by Donaldson where conflict minerals are necessary to the functionality or production of the product).

6.	Steps to Improve Due Diligence

The Company will endeavor to improve upon its supply chain due diligence efforts through the following efforts:

·	Continue to assess the presence of Conflict Minerals in its supply chain;

·	Communicate expectations with regard to supplier performance, transparency, and sourcing;

·
Continue to compare RCOI results to the most currently available information collected via independent conflict free smelter validation programs such as the RBA-GeSI Responsible Minerals Assurance Process - RMAP.

Appendix A - Smelter List

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Not Enrolled
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Conformant
Gold	African Gold Refinery	UGANDA	CID003185	Not Enrolled
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant
Gold	Aurubis AG	GERMANY	CID000113	Conformant
Gold	Bangalore Refinery	INDIA	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold	Boliden AB	SWEDEN	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold	Caridad	MEXICO	CID000180	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Conformant
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant
Gold	Chugai Mining	JAPAN	CID000264	Not Enrolled
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not Enrolled
Gold	DODUCO GmbH	GERMANY	CID000362	Conformant
Gold	Dowa	JAPAN	CID000401	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Active
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Conformant
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Not Enrolled
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	Not Enrolled
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled
Gold	HeeSung Metal Ltd.	KOREA	CID000689	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold	Italpreziosi	ITALY	CID002765	Conformant
Gold	Japan Mint	JAPAN	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Conformant
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	CID002511	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Not Enrolled
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Active
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled
Gold	Marsam Metals	BRAZIL	CID002606	Conformant
Gold	Materion	UNITED STATES	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Conformant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Active
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Not Enrolled
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Active
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant
Gold	Pease & Curren	UNITED STATES	CID002872	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	Not Enrolled
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Active
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant
Gold	SAAMP	FRANCE	CID002761	Conformant
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled
Gold	Safimet S.p.A	ITALY	CID002973	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Active
Gold	Sai Refinery	INDIA	CID002853	Not Enrolled
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Conformant
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Conformant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Not Enrolled
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Conformant
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled
Gold	Tony Goetz NV	BELGIUM	CID002587	Not Enrolled
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Conformant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant
Tantalum	Asaka Riken Co, Ltd.	JAPAN	CID000092	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Conformant
Tantalum	Duoluoshan	CHINA	CID000410	Not Enrolled
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant

Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Conformant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	Conformant
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Conformant
Tantalum	QuantumClean	UNITED STATES	CID001508	Conformant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conformant
Tantalum	Taki Chemicals	JAPAN	CID001869	Conformant
Tantalum	Telex Metals	UNITED STATES	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Conformant
Tin	Alpha	UNITED STATES	CID000292	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Active
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Not Enrolled
Tin	CV Ayi Jaya	INDONESIA	CID002570	Conformant
Tin	CV Dua Sekawan	INDONESIA	CID002592	Conformant
Tin	CV Gita Pesona	INDONESIA	CID000306	Conformant
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Conformant
Tin	CV United Smelting	INDONESIA	CID000315	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Conformant
Tin	Dowa	JAPAN	CID000402	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Not Enrolled
Tin	EM Vinto	BOLIVIA	CID000438	Conformant
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled
Tin	Fenix Metals	POLAND	CID000468	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Conformant
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Not Enrolled
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Conformant

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Conformant
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	Conformant
Tin	Minsur	PERU	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Conformant
Tin	Pongpipat Company Limited	MYANMAR	CID003208	Not Enrolled
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Conformant
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Conformant
Tin	PT Bukit Timah	INDONESIA	CID001428	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Conformant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Conformant
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Conformant
Tin	PT Karimun Mining	INDONESIA	CID001448	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Conformant
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	Conformant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Conformant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant
Tin	PT Tommy Utama	INDONESIA	CID001493	Conformant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Conformant
Tin	Rui Da Hung	TAIWAN	CID001539	Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant
Tin	Super Ligas	BRAZIL	CID002756	Not Enrolled
Tin	Thaisarco	THAILAND	CID001898	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Not Enrolled
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant

Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Conformant
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA	CID002645	Active
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Not Enrolled
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Conformant

Appendix B - Countries of Origin
Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chili, China, Colombia, Cote D’lvoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States of America, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.